SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2003

KFX INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

55 Madison Street, Suite 745 Denver, Colorado, USA	80206
(Address of principal executive offices)	(Zip Code)

(303) 293-2992

(Registrant’s telephone number,

including area code)

3300 East First Avenue, Suite 290

Denver, Colorado 80206

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

On September 11, 2003, Cinergy Services Inc. (“Cinergy”) elected to convert its advance to Pegasus Technologies, Inc. (“Pegasus”) into common stock of KFx Inc (“KFx”). The advance balance from Cinergy to Pegasus was $2,394,994 on September 11, 2003, and was converted into 870,907 shares of KFx stock at a price of $2.75 per share, in accordance with the terms of a blanket Contract dated July 24, 2001. Cinergy also has elected to exercise its warrant, received in connection with the advance, to purchase 200,000 shares of common stock of KFx at $2.75 per share. KFx received $550,000 from Cinergy’s exercise of this warrant.

In connection with the conversion of the Cinergy advance into KFx shares of common stock, Cinergy, Pegasus and KFx also entered into a third addendum of the Cinergy/Pegasus Blanket Contract (the instrument under which the advance was extended). In addition, Pegasus has executed a secured promissory note in favor of KFx, in the principal amount of $2,394,994, and has also delivered KFx an Assignment and Security Agreement, all of which are intended to assure KFx’s recovery of the $2,394,994, plus interest thereon at seven percent per annum.

On September 19, 2003, Stanley Tate retired as a director of KFx. Mr. Tate has been appointed Chairman of an Advisory Board to the Chairman of KFx.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFx Inc. By:

/s/ Jerry A. Mitchell
JERRY A. MITCHELL Vice President of Finance

Dated: September 26, 2003